UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Amendment No. 1 to
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) March 15, 2006
ADVENTRX Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	84-1318182 (Commission File Number)	001-32157 (IRS Employer Identification No.)
6725 Mesa Ridge Road, Suite 100
San Diego, California 92121
(Address of principal executive offices) (Zip Code)
(858) 552-0866
(Registrant’s telephone number, including area code)
Not applicable.
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
Item 4.02. Other Events.
SIGNATURES
Exhibit Index
EXHIBIT 7.3

Explanatory Note
ADVENTRX Pharmaceuticals, Inc. (the “Company” or “we”) is filing this amendment to amend Item 4.02 of the Current Report on Form 8-K that we originally filed on March 20, 2006 (the “Original Disclosure”) to supplement the Original Disclosure to address comments received from the Securities and Exchange Commission in a letter dated March 21, 2006.
Item 4.02. Other Events.
Our management discussed with JH Cohn the matters disclosed in this filing. We provided JH Cohn with a copy of the disclosures in this filing along with a request that they furnish us as promptly as possible a letter addressed to the Commission stating whether they agree with the statements made in this report and, if not, stating the respects in which they do not agree. That letter is attached to this report as Exhibit 7.3.
The Original Disclosure is amended by this filing to add the paragraphs set forth below to the end of the Original Disclosure:
“Notwithstanding our conclusion that our financial statements in our Q3 Report should no longer be relied upon with respect to the accounting treatment of the July 2005 Financing and that we should amend certain portions of our Q3 Report, the Company’s management continues to believe that the disclosure in Part I, Item 4 in the Q3 Report under the heading “Evaluation of disclosure controls and procedures” regarding the effectiveness of the Company’s disclosure controls and procedures as of September 30, 2005 was accurate as of the date of the filing of the Q3 Report.

Under Rule 13a-15(e) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), “disclosure controls and procedures” means:
“controls and other procedures of an issuer that are designed to ensure that information required to be disclosed by the issuer in the reports that it files or submits under the Act (15 U.S.C. 78a et seq.) is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed by an issuer in the reports that it files or submits under the Act is accumulated and communicated to the issuer’s management, including its principal executive and principal financial officers, or persons performing similar functions, as appropriate to allow timely decisions regarding required disclosure.”
We believe that the purpose of disclosure controls and procedures has to do with ensuring that appropriate information about the Company is provided to those preparing reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Those responsible for preparing the Company’s reports under the Exchange Act had full factual information regarding the July 2005 Financing at the time of the preparation and filing of the Q3 Report.

In determining how to account for the Warrants in the in the Q3 Report, our accounting personnel reviewed the relevant accounting literature and requirements under generally accepted accounting principles. Our accounting personnel also consulted with the Company’s independent registered public accounting firm JH Cohn which concurred with the Company’s accounting treatment of the Warrants and performed the review under SAS 100 which is required by Rule 10-01(d) of Regulation S-X.

We believe that the restatements are the result of different accounting judgments with respect to the proper application of generally accepted accounting principles in an area of accounting subject to emerging views and interpretations and not an indication that the Company’s disclosure controls and procedures were ineffective. The accounting we ultimately applied to the Warrants, as reflected in our Annual Report on Form 10-K for the year ended December 31,

2005, filed with the SEC on March 16, 2006, is one of several views discussed under EITF 00-19 and the Task Force has not yet, as of the date of this report, reached a consensus with respect to the proper application of the accounting principles under EITF 00-19. It is possible that our current application of these accounting principles may differ from the Task Force’s final consensus.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVENTRX Pharmaceuticals, Inc.
By:	/s/ Carrie E. Carlander
	Name:	Carrie E. Carlander
	Title:	Chief Financial Officer, Senior Vice President Finance, Secretary and Treasurer

March 27, 2006

Exhibit Index

Exhibit	Description

7.3	Letter from the registrant’s auditors dated March 27, 2006, regarding agreement with disclosures made under Item 4.02 of this report